Exhibit 23.1



                    CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-78412 and 333-4540) pertaining to the McWhorter Technologies, Inc. 1994 Stock Incentive Plan, McWhorter Technologies, Inc. Employee 401(k) Savings Plan, McWhorter Technologies, Inc. 1996 Incentive Stock Plan and McWhorter Technologies, Inc. 1996 Nonemployee Director Stock Option and Award Plan of our report dated November 18, 1996, with respect to the financial statements of McWhorter Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 1996.





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                                           ERNST & YOUNG LLP

Chicago, Illinois
January 27, 1997